Exhibit 3.6

BYLAWS

OF

AMC LICENSE SERVICES, INC.

Dated September 20, 2007

INDEX TO BYLAWS

ARTICLE 1	Office and Records	1
1.1.	(a) Registered Office and Resident Agent	1
	(b) Corporate Offices	1
1.2.	(a) Records	1
	(b) Inspection of Books	1
ARTICLE 2	Seal	2
2.1.	Corporate Seal	2
ARTICLE 3	Meetings of Shareholders	2
3.1.	Place of Meetings	2
3.2.	Time of Meetings	2
	(a) Annual Meetings	2
	(b) Special Meetings	2
3.3.	Shareholders’ Action by Consent in Lieu of Meeting	2
3.4.	(a) Notice Required	2
	(b) Waiver of Notice	3
3.5.	Presiding Officials	3
3.6.	Business Which May be Transacted at Meetings	3
	(a) Annual Meetings	3
	(b) Special Meetings	3
3.7.	Quorum; Corporate Action	3
3.8.	Method of Voting; Proxies	4
3.9.	Number of Votes	4
3.10.	Shareholders Entitled to Vote	4
3.11.	Voting by Ballot; Inspectors	4
3.12.	Ownership of Shares	5
3.13.	Shareholder List	5
ARTICLE 4	Directors	6
4.1.	Directors - Number and Tenure	6
4.2.	Powers of the Board	6
4.3.	Regular Meetings	6
4.4.	Special Meetings	7
4.5.	Action by Consent in Lieu of Meeting	7
4.6.	Quorum	7
4.7.	Waiver	7
4.8.	Vacancies	7
4.9.	Executive Committee	8
4.10.	Compensation of Directors and Committee Members	8
ARTICLE 5	Officers	8
5.1.	Elected Officers	8
5.2.	Term of Office	9
5.3.	Appointed Officers and Agents; Terms of Office	9
5.4.	Removal	9
5.5.	Salaries and Compensation	9

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5.6.	Delegation of Authority to Hire, Discharge and Designate Duties	9
5.7.	The President	9
5.8	The Chairman of the Board	10
5.9	The Vice Presidents	10
5.10	The Secretary and Assistant Secretaries	10
5.11	The Treasurer and Assistant Treasurers	11
5.12	Duties of Officers May be Delegated	12
ARTICLE 6	Indemnification	12
6.1.	Indemnification of Officers, Directors and Others	12
ARTICLE 7	Shares of Stock	14
7.1.	Certificates for Shares of Stock	14
7.2.	Stock Records	14
7.3.	Payment for Shares and Other Obligations; Bonded Indebtedness	14
7.4.	Transfer of Shares	14
7.5.	Transfer Agent	15
7.6.	Closing of Transfer Books; Record Date	15
7.7.	Lost, Mutilated or Destroyed Certificates	15
7.8.	Power of Board	16
ARTICLE 8	General	16
8.1.	Fixing of Capital; Transfers of Surplus	16
8.2.	Dividends	16
8.3.	Creation of Reserves	16
8.4.	Checks	16
8.5.	Fiscal Year	17
8.6.	Directors’ Annual Statement	17
8.7.	Amendments	17

ii

BYLAWS

OF

AMC LICENSE SERVICES, INC.

ARTICLE 1

Offices and Records

1.1.                            (a)                                 Registered Office and Resident Agent. The registered office and the resident agent of the corporation in the State of Kansas shall be determined from time to time by the Board of Directors. The address of the registered office and the name of the resident agent shall be on file in the appropriate office of the State of Kansas pursuant to applicable provisions of law. Unless otherwise permitted by law, the address of the registered office of the corporation and the address of the business office of the resident agent shall be identical. If the resident agent is an individual he shall be a Kansas resident. The Corporation, by resolution, may change the location of the registered office or resident agent. The resolution shall state the location of the registered office, including street, number, city and county, and the resident agent’s name. Upon adoption of such resolution, a certificate certifying the change shall be executed, acknowledged and filed with the Secretary of State.

(b)                 Corporate Offices. The corporation may have such corporate offices anywhere within and without the State of Kansas as the Board of Directors from time to time may appoint or the business of the corporation may require. The “principal place of business,” “principal business,” and “executive offices” of the corporation may be determined from time to time by the Board of Directors.

1.2.                            (a)                                 Records. The corporation shall keep correct and complete books and records of account, including the amount of its assets and liabilities, minutes of the proceedings of the shareholders and Board of Directors, and a list of the names and places of residence of the officers. The corporation shall keep at its registered office, its principal place of business in Kansas, or at the office of its transfer agent in Kansas the stock records referred to in Section 7.2 of these Bylaws, and from time to time such other or additional records and information as may be required by law, including the shareholder lists mentioned in Section 3.13 of these Bylaws.

(b)                 Inspection of Books. A shareholder, if he demands to inspect the books of the corporation pursuant to any statutory or other legal right, shall have access to and may examine such books for any proper purpose during the usual and customary hours of business and in such manner as will not unduly interfere with the regular conduct of the business of the corporation. No shareholder shall use or permit to be used or acquiesce in the use by others of any information so obtained to the detriment of the corporation, nor shall such shareholder furnish or permit to be furnished any information so obtained to any competitor or prospective competitor of the corporation. The corporation, as a condition precedent to any shareholder’s inspection of the books of the corporation, may require the shareholder to indemnify the corporation against any loss or damage which may be suffered by it arising out of any unauthorized disclosure made or permitted to be made by such shareholder of information obtained in the course of such inspection.

ARTICLE 2

Seal

2.1.                            Corporate Seal. The Corporation shall not have a seal unless required by law. If required, the corporate seal shall be in the form prescribed by the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE 3

Meetings of Shareholders

3.1.                            Place of Meetings. All meetings of the shareholders shall be held at such reasonably convenient place within the United States of America as the Board of Directors or such other authorized persons who called the meeting shall designate; in the absence of such a designation, the meeting shall be held at the principal business office of the corporation.

3.2.                            Time of Meetings.

(a)                 Annual Meetings. An annual meeting of the shareholders shall be held on the second Thursday of November of each year, if not a legal holiday, and if a legal holiday, then on the next business day following, at 10:00 a.m. or such other hour as may be designated in the notice of the meeting.

(b)                 Special Meetings. Special meetings of the shareholders may be called at any time by the Board of Directors. In addition, other persons may call a special meeting of shareholders for the limited purpose as specified in Section 4.8.

3.3.                            Shareholders’ Action by Consent in Lieu of Meeting. Any action required by law to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if consents in writing, setting forth the action so taken, shall be signed by all the shareholders entitled to vote with respect to the subject matter thereof. Consents may be written or be submitted as an electronic transmission. Such consents shall have the same force and effect as a unanimous vote of the shareholders at a meeting duly held, and the Secretary shall file such consents with the minutes of the meetings of the shareholders.

3.4.                            (a)                                 Notice Required. Written notice of each meeting of shareholders stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered or given not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

If a meeting is adjourned in accordance with Section 3.7 of the Bylaws, no notice of the adjournment need be given to shareholders not present at the meeting which was adjourned.

If such notice is given by mail, it shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the records of the corporation, with postage thereon prepaid.

(b)                 Waiver of Notice. Any notice required to be given by any provision of these Bylaws, the Articles of Incorporation, or any law may be waived in writing signed by the person entitled to such notice, whether before, at or after the time stated therein, and such waiver shall be deemed the equivalent to the giving of such notice. Attendance of a shareholder at any meeting shall constitute a waiver of notice of such meeting except where the shareholder attends the meeting for the express purpose, and so states at the opening of the meeting, of objecting to the transaction of any business because the meeting is not lawfully called or convened.

3.5.                            Presiding Officials. Every meeting of the shareholders shall be convened by the President, Secretary, or other officer or by any of the persons who called the meeting by giving notice as above provided, but it shall be presided over by the officers specified in Sections 5.7 and 5.8 of these Bylaws; provided, however, that the shareholders may, notwithstanding anything herein to the contrary, select any person to preside at a meeting and any person to act as the secretary of such meeting.

3.6.                            Business Which May be Transacted at Meetings.

(a)                 Annual Meetings. At each annual meeting of the shareholders, the shareholders entitled to vote shall elect members of the Board of Directors to hold office until the next succeeding annual meeting (or for the terms for which they are elected) or until their successors shall have been elected and qualified, and they may transact such other business as may be desired, whether or not the same was specified in the notice of the meeting, unless prohibited by law.

(b)                 Special Meetings. Special meetings may be called for any purpose or purposes, but business transacted at any special meeting shall be confined to the purposes stated in the notice of such meeting, unless the transaction of other business is consented to by the shareholders of a majority of the outstanding shares of stock of the corporation entitled to vote thereat.

3.7.                            Quorum; Corporate Action. Except as otherwise may be provided by the Articles of Incorporation, the holders of a majority of the outstanding shares entitled to vote at any meeting of the shareholders, present at the meeting in person or by proxy, shall constitute a quorum. Every decision of a majority in amount of shares of such quorum shall be valid as a corporate act, except in those specific instances in which a larger vote is required by law or by the Articles of Incorporation. If a quorum is not present at any meeting, the shareholders present and entitled to vote shall have the right successively to adjourn the meeting, to a specified date not longer than 90 days after such adjournment. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting which was adjourned.

3.8.                            Method of Voting; Proxies. At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person, by proxy executed in writing by such shareholder, or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

3.9.                            Number of Votes. Each shareholder shall have one vote for each share of stock which is entitled to vote under the provisions of the Articles of Incorporation and which is registered in such shareholder’s name on the books of the corporation.

No person shall be entitled to vote any shares belonging or hypothecated to the corporation.

3.10.                     Shareholders Entitled to Vote.

(a)                                 If the Board of Directors does not close the transfer books of the corporation or set a record date as provided in Section 7.6 of these Bylaws, only those shareholders who are shareholders of record at the close of business on the twentieth day preceding the date of the shareholders’ meeting shall be entitled to notice of and to vote at the meeting and any adjournment thereof; except that if, prior to the meeting, written waivers of notice of the meeting are signed and delivered to the corporation by all of the shareholders who are shareholders of record at the time the meeting is convened, only the shareholders who are shareholders of record at the time the meeting is convened shall be entitled to vote at the meeting and any adjournment thereof. If the shareholders act by consent in lieu of a meeting as provided in Section 3.3 of these Bylaws, shareholders who are shareholders of record at the time designated in the written consent as the time the action was taken shall be entitled to consent.

(b)                                 In accordance with the provisions of Kansas Statutes Annotated 17-1290, the provisions of the act referred to in K.S.A. 17-1286 et seq., including without limitation K.S.A. 17-1294, as such provisions are amended from time to time, shall not apply to control share acquisitions (as defined in K.S.A. 17-1287(a) of the General Corporation Code of Kansas, as amended from time to time) of shares of the capital stock of the corporation.

3.11.                     Voting by Ballot; Inspectors. No vote shall be required to be taken by ballot unless a resolution requiring the same is adopted at a shareholders’ meeting by a majority of the shareholders present in person or by proxy, without regard to the number of shares held by each. If a vote by ballot shall be required, the person presiding at the meeting shall appoint not less than two persons, who are not directors, inspectors to receive and canvass the votes and certify the results to the person presiding. In all cases where the right to vote any share shall be questioned, it shall be the duty of the inspectors, if any, or the person conducting the vote to examine the transfer books of the corporation, and all shares that stand in the name of any person in the transfer books shall be voted by such person.

Any inspector, before entering on the duties of office, shall take in writing and subscribe the following oath before any officer authorized by law to administer oaths: “I do solemnly swear that I will execute the duties of an inspector of the election now to be held with strict impartiality and according to the best of my ability.”

3.12.                     Ownership of Shares. The corporation shall be entitled to treat the holder of any share of stock of the corporation as recorded on the stock record or transfer books of the corporation as the holder of record and holder and owner in fact thereof and, accordingly, the corporation shall not be required to recognize any equitable or other claim to or interest in such share on the part of any other person, firm, partnership, corporation or association, whether or not the corporation shall have express or other notice thereof, except as is otherwise expressly required by law. The term “shareholder” as used in these Bylaws means one who is a holder of record of shares of the corporation; provided however, that, if permitted by law:

(i)                                     shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe or, in the absence of such provision, as the board of directors of such corporation may determine;

(ii)                                  shares standing in the name of a deceased person may be voted by such person’s administrator or executor, either in person or by proxy; and shares standing in the name of a guardian, curator or trustee may be voted by such fiduciary, either in person or by proxy, but no guardian, curator or trustee shall be entitled, as such fiduciary, to vote shares held by such fiduciary without a transfer of such shares into such fiduciary’s name;

(iii)                               shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into such receiver’s name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed;

(iv)                              a shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred of record into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred; and

(v)                                 shares standing in the name of two or more persons jointly may be voted by either of them in the absence of the other owner or owners or their proxies.

3.13.                     Shareholder List. A complete list of the shareholders entitled to vote at each meeting of the shareholders, arranged in alphabetical order, with the address of and the number of voting shares held by each, shall be prepared by the officer of the corporation having charge of the stock transfer books of the corporation. Such list shall, for a period of ten days prior to the meeting, be kept on file at the registered office of the corporation in Kansas and shall be subject to the inspection by any shareholder at any time during the usual business hours. Such list (or a duplicate) shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock record or transfer book, or a duplicate thereof kept in the State of Kansas, shall be prima facie evidence as to who are the shareholders entitled to examine such list, ledger or transfer book or to vote at any meeting of shareholders.

Failure to comply with this Section 3.13 shall not affect the validity of any action taken at a meeting.

ARTICLE 4

Directors

4.1.                            Directors - Number and Tenure. The number of directors to constitute the Board of Directors shall be two (2) as of the date of these Bylaws and shall thereafter be determined by the shareholders of the corporation at each annual meeting of the shareholders, except that the shareholders may create new directorships at any special meeting. If the number of directors is not determined at any annual meeting, the number of directors shall remain the same as it was immediately preceding such meeting.

A director does not need to be a shareholder or a resident of the State of Kansas, unless the Articles of Incorporation so require; a director must be at least 18 years of age.

Each director shall hold office until the next succeeding annual meeting of the shareholders or until such director’s successor is elected and qualified, unless such director earlier resigns or is removed.

The attendance of any director at any regular or special meeting of the Board of Directors or such director’s written approval of the minutes of any such meeting shall constitute acceptance of the office of director.

4.2.                            Powers of the Board. The property and business of the corporation shall be controlled and managed by the Board of Directors. The Board of Directors shall have and is vested with all and unlimited powers and authorities, except as may be expressly limited by law, the Articles of Incorporation, or these Bylaws, to do or cause to be done any and all lawful things for and on behalf of the corporation, to exercise or cause to be exercised any or all of its powers, privileges and franchises, and to seek the effectuation of its objects and purposes. The Board of Directors shall have the power to set the compensation of the directors unless otherwise provided in the Articles of Incorporation.

4.3.                            Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after and at the same place as the annual meeting of the shareholders; provided, however, that a majority of the directors may designate that the regular meeting be held at such different time or place as shall be consented to by them in writing, if all directors are notified of the different time or place in the same manner as they would be notified of a special meeting, except that it shall not be necessary to state the purposes of the meeting in such notice. Any business may be transacted at a regular meeting of the Board of Directors.

Additional regular meetings of the Board of Directors may be held without notice at such times and places either within or without the State of Kansas as shall from time to time be fixed by resolution adopted by a majority of the full Board of Directors.

Unless otherwise provided in the Articles of Incorporation, members of the Board of Directors may participate in any meeting of the Board by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in this manner shall constitute presence in person at the meeting.

4.4.                            Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President, any Vice President, the Secretary, or any two directors, by giving or delivering written notice of such meeting to each director at least two full days, not counting Sundays and legal holidays, before the day on which the meeting is to be held, either personally or by mail or telegram, stating the place, day and hour of the meeting and the purpose or purposes for which it is called. The person or persons calling the special meeting may fix the place, either within or without the State of Kansas, as a place for holding the meeting. If notice is given by mail, it shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the director at his residence or usual place of business. If notice is given by telegraph, it shall be deemed to be delivered when it is delivered to the telegraph company. If notice is given in person, it may be given by any officer having authority to call the meeting or by any director.

4.5.                            Action by Consent in Lieu of Meeting. Any action which is required to be or which may be taken at a meeting of the Board of Directors may be taken without a meeting if all the directors severally or collectively sign a written consent which sets forth the action to be taken. Consents may be given in writing or through electronic transmission. Such consents shall have the same force and effect as the unanimous vote of the directors at a meeting duly held and may be stated as such in any certificate or document executed on behalf of the corporation. The Secretary shall file such consents with the minutes of the meetings of the Board of Directors.

4.6.                            Quorum. A majority of the full Board of Directors shall, unless a greater number as to any particular matter is required by the Articles of Incorporation or these Bylaws, constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, the Articles of Incorporation or these Bylaws. Less than a quorum may adjourn a meeting successively until a quorum is present.

4.7.                            Waiver. Any notice required to be given to a director by any provision of these Bylaws, the Articles of Incorporation or any law may be waived in writing signed by such director, whether before, at or after the time stated therein, and such waiver shall be deemed equivalent to the giving of such notice. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting except where such director attends the meeting for the express purpose, and so states at the opening of the meeting, of objecting to the transaction of any business because the meeting is not lawfully called or convened.

4.8.                            Vacancies. Unless otherwise provided in the Articles of Incorporation, vacancies on the Board of Directors and newly created directorships resulting from an increase in the number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director until the next election of directors by the shareholders. If, at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any shareholder or an executor, administrator, trustee, or guardian of a shareholder, or any other fiduciary entrusted with like responsibility for the person or estate of a shareholder, may call a special meeting of shareholders in accordance with the provisions of these Bylaws or may apply to the District Court for a decree summarily ordering an election as provided in the Kansas general corporation law.

4.9.                            Executive Committee. The Board of Directors may, by resolution adopted by a majority of the whole Board of Directors, designate two or more directors to constitute an Executive Committee. Any such committee, to the extent provided in the resolution of the Board of Directors designating such committee, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize any seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Articles of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in the Kansas General Corporation Code, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation classes or any other series of the same or any other class or classes of shares of the corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation pursuant to the Kansas General Corporation Code, recommending to the shareholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the shareholders a dissolution of the corporation or a revocation of a dissolution , or amending the Bylaws of the corporation; and unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of shares or to adopt a certificate of ownership and merger pursuant to the Kansas General Corporation Code.

The members of the committee may take actions by written consents in lieu of meetings and may participate in meetings by means of conference telephone or similar communications equipment in the same manner as the Board of Directors. The Executive Committee shall keep regular minutes of its proceedings which shall be recorded in the minute book of the corporation. The Secretary or an Assistant Secretary of the corporation may act as Secretary for the committee if the committee so requests.

4.10.                     Compensation of Directors and Committee Members. Directors and members of all committees shall not receive any stated salary for their services, but by resolution of the Board of Directors, adopted in advance of or after the meeting for which payment is to be made, may receive a fixed fee. Expenses of attendance may be allowed for attendance at each regular or special meeting of the Board of Directors or any committee if provided by resolution of the Board of Directors. Nothing herein contained shall, however, be construed to preclude any director or committee member from serving the corporation in any other capacity and receiving compensation for such services.

ARTICLE 5

Officers

5.1.                            Elected Officers. A President and a Secretary shall be elected annually by the Board of Directors at its first meeting following each annual shareholders’ meeting. If the Board of Directors desires, a Chairman of the Board, one or more Vice Presidents, a Treasurer, and one or more Assistant Secretaries and Assistant Treasurers may be elected by the Board of Directors from time to time as it deems necessary or advisable. If a Chairman of the Board is elected and if the Board of Directors designates the Chairman as having the powers of the chief executive officer coextensively with the President, the designation shall be filed in writing, attested by the corporation’s Secretary, with the Secretary of State of Kansas. Any two or more of such offices may be held by the same person.

An elected officer shall be deemed qualified when such officer begins the duties of the office to which such officer has been elected and furnishes any bond required by the Board; but the Board may also require of such person a written acceptance and promise to discharge faithfully the duties of such office. The officers of the corporation need not be members of the Board of Directors or shareholders in the corporation.

5.2.                            Term of Office. Each elected officer of the corporation shall hold office for the term for which such officer was elected or until such officer resigns or is removed by the Board of Directors, whichever first occurs.

5.3.                            Appointed Officers and Agents; Terms of Office. The Board of Directors from time to time may also appoint such other officers and agents for the corporation as it shall deem necessary or advisable. All appointed officers and agents shall hold their respective positions at the pleasure of the Board of Directors or for such terms as the Board may specify, and they shall exercise such powers and perform such duties as shall be determined from time to time by the Board or by an elected officer empowered by the Board to make such determinations.

5.4.                            Removal. Any officer or agent elected or appointed by the Board of Directors and any employee may be removed or discharged by the Board whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

5.5.                            Salaries and Compensation. Salaries and compensation of all elected officers and all appointed officers, agents and employees of the corporation may be fixed, increased or decreased by the Board of Directors, but until action is taken with respect thereto by the Board, the same shall be fixed, increased or decreased by the President or by such other officer or officers as may be empowered by the Board to do so.

5.6.                            Delegation of Authority to Hire, Discharge and Designate Duties. The Board of Directors from time to time may delegate to the Chairman of the Board, the President or other officer or executive employee of the corporation authority to hire, discharge and fix and modify the duties, salary or other compensation of employees of the corporation under the jurisdiction of such officer or executive employee, and the Board of Directors may delegate to such officer or executive employee similar authority with respect to obtaining and retaining for the corporation the services of attorneys, accountants and other experts.

5.7.                            The President. The President shall be the chief executive officer of the corporation (unless the Board of Directors designates the Chairman of the Board as the sole or joint chief executive officer). The President shall have such general executive powers and duties of supervision and management as are usually vested in the office of the chief executive of a corporation and shall carry into effect all directions and resolutions of the Board. The President shall have such other or further duties and authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board of Directors. If there is no Chairman of the Board or in the absence of the Chairman, and except as otherwise provided in Section 3.5 of these Bylaws, the President shall preside at all meetings of the shareholders and of the Board of Directors. The President may execute all bonds, notes, debentures, mortgages and other contracts and may cause the seal of the corporation to be affixed thereto and to all other instruments for and in the name of the corporation. The President, when authorized by the Board of Directors to do so, may execute powers of attorney from, for and in the name of the corporation to such proper person or persons as the President may deem fit, in order that the business of the corporation may be furthered or action taken as may be deemed by the President necessary or advisable in furtherance of the interests of the corporation.

Unless provided otherwise by the Board of Directors, the President may attend meetings of shareholders of other corporations to represent the corporation at such meetings and to vote or take action with respect to the shares of any such corporation owned by this corporation in such manner as the President shall deem to be in the best interests of the corporation or as may be directed by the Board and may execute and deliver waivers of notice and proxies for and in the name of the corporation with respect to any such shares owned by the corporation.

The President shall, unless the Board otherwise provides, be ex officio a member of all standing committees.

5.8                               The Chairman of the Board. The Board of Directors may elect a Chairman of the Board and may designate the Chairman of the Board as having the sole powers of the chief executive officer or as having the powers of the chief executive officer coextensively with the President. If so designated and if notice of such designation, attested to by the Secretary of the corporation, has been filed in writing with the Secretary of State of Kansas, the Chairman of the Board shall have all the powers and duties of the President solely or coextensively with the President and such other powers and duties as the Board may determine, and any act required or permitted by law to be done by the President may be done instead by the Chairman of the Board. The Chairman of the Board, whether or not designated as having powers of a chief executive officer, shall preside at all meetings of the shareholders and of the Board of Directors, except as otherwise provided in Section 3.5 of these Bylaws.

5.9                               The Vice Presidents. The Vice Presidents, in the order determined by the Board of Directors, shall, in the event of the absence, death, disability or inability to act of the Chairman of the Board and the President, perform the duties and exercise the powers of the Chairman of the Board and the President and shall perform such other duties as the Board shall from time to time prescribe.

5.10                        The Secretary and Assistant Secretaries. The Secretary shall have the general duties, powers and responsibilities of a secretary of a corporation. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and, except as otherwise provided in Section 3.5 of these Bylaws, shall record or cause to be recorded all votes taken and the minutes of all proceedings in a minute book of the corporation to be kept for that purpose. The Secretary shall perform like duties for the executive and other standing committees when requested by the Board or such committee to do so.

The Secretary shall bear the principal responsibility to give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors, but this shall not lessen the authority of others to give such notice as is authorized elsewhere in these Bylaws. The Secretary shall see that all books, records, lists and information required to be maintained at the registered or other office of the corporation in Kansas or elsewhere are so maintained. The Secretary shall keep in safe custody the seal of the corporation and, when duly authorized to do so, shall affix the same to any instrument requiring it, and when so affixed the Secretary shall attest the same by such Secretary’s signature. The Secretary shall perform such other duties and have such other authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board of Directors or the President, under whose direct supervision the Secretary shall be.

The Assistant Secretaries, in the order determined by the Board of Directors, shall, in the event of the absence, death, disability or inability to act of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other authority as the Board of Directors may from time to time prescribe.

5.11                        The Treasurer and Assistant Treasurers. The Treasurer shall have the general duties, powers and responsibility of a treasurer of a corporation and shall, unless otherwise provided by the Board of Directors, be the chief financial and accounting officer of the corporation. The Treasurer shall have the responsibility for the safekeeping of the funds and securities of the corporation and shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the corporation. The Treasurer shall keep, or cause to be kept, all other books of account and accounting records of the corporation and shall deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

The Treasurer shall disburse, or permit to be disbursed, the funds of the corporation as may be ordered or authorized generally by the Board of Directors. The Treasurer shall render to the chief executive officers of the corporation and the directors whenever they may require it an account of the financial condition of the corporation and an account of all transactions of the Treasurer and those under such Treasurer’s jurisdiction. The Treasurer shall perform such other duties and shall have such other responsibility and authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board of Directors.

If required by the Board of Directors, the Treasurer shall give the corporation a bond, in a sum and with one or more sureties satisfactory to the Board, for the faithful performance of the duties of office and for the restoration to the corporation, in the case of such Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the possession or under the control of such Treasurer which belong to the corporation. The cost, if any, of said bond shall be paid by the corporation.

The Assistant Treasurer, in the order determined by the Board of Directors, shall, in the event of the absence, death, disability or inability to act of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other authority as the Board of Directors shall from time to time prescribe.

5.12                        Duties of Officers May be Delegated. If any officer of the corporation be absent or unable to act or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, some or all of the functions, duties, powers and responsibilities of any officer to any other officer or to any other agent or employee of the corporation or other responsible person, provided a majority of the full Board of Directors concurs therein.

ARTICLE 6

Indemnification

6.1.                            Indemnification of Officers, Directors and Others.

(a)                                 The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee, agent of the corporation or voting trustee under any voting trust agreement (which has been entered into between the owners and the holders of the shares of the corporation, such voting trustee and the corporation) or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

(b)                                 The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with the defense or settlement of the action or the suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person’s duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(c)                                  To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with the action, suit or proceeding.

(d)                                 Any indemnification under subsections (a) and (b) of this Bylaw, unless ordered by the court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in this section. Such determinations shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, or if such a quorum is not obtainable or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

(e)                                  Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of the action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the corporation as authorized in this section.

(f)                                   The indemnification provided by this Bylaw shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in any other capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

(g)                                  The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Bylaw.

ARTICLE 7

Shares of Stock

7.1.                            Certificates for Shares of Stock. The certificates for shares of stock of the corporation shall be in such form as may be prescribed by the Board of Directors in conformity with law. Each issued certificate shall (a) be numbered consecutively; (b) have printed, typed or written thereon the name of the person, firm, partnership, corporation or association to whom it is issued, the number and class of shares represented thereby and the date of issue; and (c) be signed by the President or a Vice President, and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation and sealed with the seal of the corporation, which seal may be facsimile, engraved or printed. If the corporation has a registrar or transfer agent who countersigns such certificates, any other signature on the certificate may be facsimile, engraved or printed. In case any such officer, registrar or transfer agent who has signed or whose facsimile signature has been placed on any certificate shall have ceased to be such officer, registrar or transfer agent before such certificate is issued, such certificate may nevertheless be issued by the corporation with the same effect as if such person were such officer, registrar or transfer agent at the date of its issue. All certificates surrendered to the corporation for transfer shall be cancelled. No new certificate shall be issued until the former certificate or certificates, for a like number of shares, shall have been surrendered and cancelled, except that in the case of a lost, destroyed or mutilated certificate a new one shall be issued as provided in Section 7.7 of these Bylaws.

7.2.                            Stock Records. The Secretary of the corporation or its transfer agent shall maintain stock records in which shall be recorded the number of shares subscribed, the names and addresses of the owners of the shares, the number of each stock certificate issued and the name of the shareholder to whom issued, the number and class of shares evidenced thereby, the date of issue thereof, the amount of shares paid and by whom paid, and the transfer of such shares with the date of transfer. The shareholder in whose name shares stand on the stock records shall be deemed to be the owner of such shares for all purposes regarding the corporation, except as otherwise required by law.

7.3.                            Payment for Shares and Other Obligations; Bonded Indebtedness. The corporation shall not issue shares of stock except for money paid, labor done or property actually received; provided, however, that shares may be issued in consideration of valid bona fide antecedent debts. No note or obligation given by any shareholder, whether secured by deed of trust, mortgage or otherwise, shall be considered as payment of any part of any share or shares issued by the corporation, and no loan of money for the purpose of such payment shall be made by the corporation to any shareholder.

Bonded indebtedness of the corporation shall be incurred or increased only upon prior approval by the Board of Directors. Unless the Articles of Incorporation otherwise provide, no vote or consent of shareholders shall be necessary to authorize or approve the incurrence of or an increase in bonded indebtedness.

7.4.                            Transfer of Shares. Title to a certificate and to the shares represented thereby can be transferred only (a) by delivery of the certificate endorsed, either in blank or to a specified person, by the person whose name appears on the certificate to be the owner of the shares represented thereby; or (b) by delivery of the certificate and a separate document containing (i) a written assignment of the certificate of the shares represented thereby, or (ii) a power of attorney to sell, assign or transfer the same, either in blank or to a specified person, signed by the person whose name appears on the certificate as the owner of the shares represented thereby; or (c) by delivery of the certificate with an assignment endorsed thereon or in a separate instrument signed by the trustee in bankruptcy, receiver, guardian, executor, administrator or other person duly authorized by law to transfer the certificate on behalf of the person whose name appears on the certificate as the owner of the shares represented thereby.

7.5.                            Transfer Agent. The stock record book and other transfer records shall be in the possession of the Secretary of the corporation or a transfer agent for the corporation. The corporation, by resolution of the Board of Directors, may from time to time appoint a transfer agent, and, if desired, a registrar, under such arrangements and upon such terms and conditions as the Board of Directors deems advisable. Until and unless the Board of Directors appoints some other person, firm or corporation as its transfer agent (and upon the revocation of any such appointment, thereafter until a new appointment is similarly made), the Secretary of the corporation shall be the transfer agent of the corporation, without the necessity of any formal action of the Board, and the Secretary, or any person designated by the Secretary, shall perform all of the duties thereof.

7.6.                            Closing of Transfer Books; Record Date. The Board of Directors shall have power to close the stock transfer books of the corporation for a period not exceeding 50 days preceding the date of any meeting of the shareholders, the date of payment of any dividend, the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect; provided, however, that in lieu of closing the stock transfer books, the Board of Directors may fix in advance a date not exceeding 50 days preceding the date of any meeting of shareholders, the date for the payment of any dividend, the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting or any adjournment thereof, or entitled to receive payment of any such dividend, or entitled to any such allotment of rights, or entitled to exercise the rights in respect of any such change, conversion or exchange of shares. Only the shareholders who are shareholders of record on the date of closing the transfer books or on the record date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the date of closing of the transfer books or the record date fixed as aforesaid. If the Board of Directors does not close the transfer books or set a record date, the record date shall be deemed to be the 20th day preceding the date of the meeting, the date of payment of the dividend, the date for the allotment of rights, or the date when the change, conversion or exchange of shares goes into effect, except as provided in Section 3.10 of these Bylaws.

7.7.                            Lost, Mutilated or Destroyed Certificates. In case of the loss, mutilation or destruction of any certificate for shares of stock of the corporation, upon due proof thereof by the registered owner thereof or such owner’s legal representatives, by affidavit or otherwise, and upon such additional terms and indemnity as the Board of Directors may prescribe, the corporation may issue a duplicate certificate (plainly marked “duplicate”) in its place.

7.8.                            Power of Board. The Board of Directors shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfers, conversion and registration of certificates for shares of stock of the corporation not inconsistent with any law, the Articles of Incorporation, or these Bylaws.

ARTICLE 8

General

8.1.                            Fixing of Capital; Transfers of Surplus. Except as may be specifically otherwise provided in the Articles of Incorporation, the Board of Directors is expressly empowered to exercise all authority conferred upon it with respect to:

(a)                                 the determination that part of the consideration received for shares of the corporation shall be stated capital,

(b)                                 the increase of stated capital,

(c)                                  the transfer of surplus to stated capital,

(d)                                 the consideration to be received by the corporation for its shares, and

(e)                                  all similar or related matters; provided that any concurrent action required by law to be taken by the shareholders is duly taken.

8.2.                            Dividends. Ordinary dividends upon the outstanding shares of the corporation, subject to the provisions of the Articles of Incorporation and of any applicable law, may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the corporation’s stock in the manner provided by law. Liquidating dividends or dividends representing a distribution of paid-in surplus or a return of capital shall be made only when and in the manner permitted by law.

8.3.                            Creation of Reserves. Before the payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their reasonable discretion, think proper as a reserve fund or funds to meet contingencies, to equalize dividends, to repair or maintain any property of the corporation, or for such other purpose as the Board of Directors shall determine is in the best interests of the corporation, and the Board of Directors may abolish any such reserve in the manner in which it was created.

8.4.                            Checks. All checks, bank drafts and other orders for the payment of money shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate. If no such designation is made and unless and until the Board of Directors otherwise provides, the President and Treasurer shall have power to sign all such instruments which are executed or made in the ordinary course of the corporation’s business for, in behalf of and in the name of the corporation.

8.5.                            Fiscal Year. For accounting and income tax purposes, the corporation shall operate on such fiscal year as may be designated from time to time by the Board of Directors.

8.6.                            Directors’ Annual Statement. The Board of Directors may present at each annual meeting and, when called for by vote of the shareholders, shall present to any annual or special meeting of the shareholders a full and clear statement of the business and condition of the corporation.

8.7.                            Amendments. The Bylaws of the corporation may from time to time be altered or amended in any respect or repealed in whole or in part, or new Bylaws may be adopted by an affirmative vote of the holders of a majority of the corporation’s outstanding shares entitled to vote, unless and to the extent that the power to do so is vested in the Board of Directors by the Articles of Incorporation in the manner provided in the Articles of Incorporation.

CERTIFICATE

I, the undersigned, hereby certify that I am the Secretary of AMC License Services, Inc. and the keeper of its corporate records; that the foregoing Bylaws were duly adopted by said corporation’s Board of Directors as and for the Bylaws of said corporation, effective as of the 20th day of September, 2007; that the foregoing constitute the Bylaws of said corporation; and that such Bylaws are now in full force and effect.

/s/ Kevin M. Connor
Kevin M. Connor, Secretary